UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 6, 2019
Date of Report (Date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508	25-1434426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA		15701
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (800) 325-2265

(Former name or former address, if changed since last report)
(Not applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	The NASDAQ Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2019, S&T Bancorp, Inc. ("S&T”) accepted the resignation of Thomas J. Sposito, Senior Executive Vice President and Chief Corporate Development Officer effective with Mr. Sposito's last day of employment, May 31, 2019.

In connection with his resignation, Mr. Sposito entered into a Severance and General Release Agreement ("Agreement") pursuant to which he agreed to a customary release of claims, as well as customer and S&T employee non-solicitation provisions. Under the agreement Mr. Sposito is entitled to continue receiving his base salary through January 31, 2020 unless other employment is obtained prior to November 29, 2019, in which case payment of his base salary will end as of November 29, 2019. If COBRA coverage is elected, S&T will provide COBRA coverage at no cost to Mr. Sposito beginning June 1, 2019 through January 31, 2020 or until medical coverage is obtained through another employer, whichever occurs first. Mr. Sposito's current annual base salary is $321,700.

The foregoing summary description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed with S&T's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
May 6, 2019	Mark Kochvar Senior Executive Vice President, Chief Financial Officer